1 CONSULTANT AGREEMENT THIS CONSULTANT AGREEMENT (“Agreement”) is agreed upon as of the date last signed below by and between Babcock & Wilcox Enterprises, Inc., a Delaware corporation having an office at 1200 E. Market Street, Suite 650, Akron, OH 44305 (hereinafter called “B&W”) and Louis Salamone Jr. residing at 11 Promontory Court, Hilton Head Island, SC 29928 (hereinafter called the “Consultant”). WHEREAS B&W wishes to engage the services of the Consultant as specified herein, and the Consultant is ready, willing and able to undertake the rendition of such services: NOW, THEREFORE, the parties agree as follows: 1. Termination of Employment; Engagement as a Consultant and Description of Services: 1.1 The Consultant confirms that he resigned on November 26, 2024 as an officer and employee of B&W, and from all other positions (as an officer, director, employee, member, manager and in any other capacity) the Consultant held with B&W and each of its affiliates, effective December 31, 2024 (the “Separation Date”). 1.2 Notwithstanding anything else in this Agreement to the contrary, this Agreement shall be null and void unless the Consultant timely satisfies the Release Condition (as defined below). The “Release Condition” means that (a) after the Separation Date but not more than twenty-one (21) days after the Separation Date, the Consultant signs and delivers the Release attached hereto as Exhibit C to the Company, and (b) the Consultant does not revoke such Release (or any portion thereof). 1.3 As to Consultant’s equity awards granted by B&W prior to the Separation Date that are outstanding immediately the Separation Date: (a) such awards shall become vested as to a total of 130,000 B&W stock units, in the aggregate, as of the Separation Date; and (b) the remaining such awards shall be forfeited as the Separation Date and Consultant shall have no further right with respect thereto or in respect thereof; provided, as to the acceleration of vesting provided for in clause (a), that the Consultant timely satisfies the Release Condition. Except for his continued base salary through the Separation Date, as provided in the previous sentence, and otherwise provided herein, the Consultant agrees that the Company has paid the Consultant all wages, bonuses, commissions and any other compensation earned by the Consultant during the Consultant’s employment with the Company (or any of its affiliates) and that the Consultant is not entitled to receive any further compensation or benefits arising out of the Consultant’s employment with B&W through the Separation Date.

2 1.4 B&W engages Consultant as a consultants for the Term (as define below). During the Term, Consultant shall furnish advice, consultation and related services pertaining as set forth in Exhibit A attached hereto. 2. Status - During the Term, Consultant shall be an independent contractor and shall not be an employee of B&W. B&W shall not be entitled to exercise supervision over the details or methods of performance by Consultant hereunder or to require adherence to specific procedures in performing services hereunder. Consultant shall not be subject to rules or regulations applicable to B&W’s employees or any established work schedule or routine or other supervision of or direction by B&W, as to hours worked or otherwise, provided, however, that all services rendered hereunder shall be so rendered to the satisfaction of B&W. Consultant shall not have authority to obligate B&W to any agreement or to exercise any supervision or direction over B&W’s employees. Since the Consultant is not an employee of B&W, it is not entitled to participate in any of B&W’s employee benefit plans or other programs; and, Consultant shall pay for and be responsible for its own payroll taxes and employee benefits. Provided, however, notwithstanding this Agreement, if the Consultant was previously employed by B&W, the retirement and other benefits that it may be entitled to as a result of said previous employment with B&W shall continue uninterrupted in accordance with the terms and conditions with each respective benefit plan or other program and such benefits shall not be affected by nor have any relationship to this Agreement. 3. Compensation - The Consultant’s individual contact within B&W shall be Kenneth Young (“B&W Authorized Representative”) who shall be responsible for transmitting requests for such advice and consultation from B&W where necessary to enable the Consultant to carry out its responsibilities hereunder and monitoring the Consultant’s work. B&W shall pay the Consultant according to the prices or other fee arrangement set forth in Exhibit B. If charges are based on an hourly rate, B&W shall pay consultant the applicable charge per hour for time actually spent rendering services (excluding travel time). B&W shall pay actual reasonable costs of travel, meals, and lodging necessarily incurred by the Consultant in rendering services hereunder, but not any other fees, costs or expenses. The Consultant shall submit a statement for each month in which services are rendered showing the fee and other charges payable with respect to services rendered during such month. The Consultant shall also submit a brief report of its activities for the prior month with its invoice. In accordance with its accounting procedures, B&W shall remit to the Consultant the appropriate amount. The maximum Base Fee (defined in Exhibit B) compensation payable to Consultant under this Agreement shall in no event exceed $350,000. The Consultant shall be reimbursed by B&W for reasonable customary expenses related to this assignment. In order to be reimbursed, the Consultant shall submit an expense report in B&W’s format to B&W’s Authorized Representative for approval. 4. Taxes - The Consultant shall bear any taxes whatsoever arising out of Consultant’s relationship with B&W hereunder, including but not limited to, all taxes and

3 contributions assessed on income, any withholding taxes (Federal, State, local), FICA, unemployment withholdings, or other similar obligations on any payments made by B&W to the Consultant hereunder. The Consultant shall indemnify and hold B&W harmless from any taxes, duties or governmental charges assessed against the Consultant. 5. Inventions, Discoveries or Improvements and Copyrights: 5.1 The Consultant shall report in writing the details of every invention, discovery or improvement (whether patentable or not) (“Inventions”) made or conceived by the Consultant alone or in conjunction with others relating to subjects or matters referred to in Section 1.4 of this Agreement, or relating to, arising out of, or emanating from services rendered under this Agreement. The Consultant shall assist B&W and its nominee in obtaining patents covering said Inventions in any and all countries, and shall execute or have executed all papers needed in applying for and obtaining any such patents, and shall sign and deliver instruments of assignments of such patents to B&W, all as requested by B&W. If the Consultant is an inventor or co-inventor of any such patent, Consultant shall be named on such patent; however, all Inventions (whether patented or not) shall be and shall remain the property of B&W. 5.2 Consultant hereby assigns and agrees to assign to B&W all of his or her rights, title, and interest in and to all Inventions conceived or reduced to practice during the Term and for one year thereafter all applications for U.S. and foreign letters patent disclosing such Inventions and all U.S. and foreign patents granted upon such Inventions. 5.3 All work prepared by the Consultant for B&W, whether textual, graphic, electronic or otherwise is a work for hire (“Work”). In consideration of fees paid under this Agreement and other good and valuable consideration, receipt of which is acknowledged, Consultant assigns to B&W all Consultant’s interest in the Work and in any copyright that may exist thereon if done for B&W for the purposes of fulfilling the obligations of Consultant under this Agreement, together with the right to secure renewals, reissues, and extensions of any such copyright. Such interest and right shall be held to the full end of the term for which the copyright or any renewal or extension thereof is or may be granted. 6. Security and Non-Disclosure of Information - The Consultant shall be responsible for, and bear the expense of, compliance with governmental laws and regulations applicable to the procurement, utilization or production of information in connection with the furnishing of services hereunder. Except as provided in the next paragraph, the Consultant shall keep secret and confidential such information pertaining to B&W, its activities, products, organization or internal affairs as the Consultant may acquire during the Term. The Consultant shall not, during such Term, aid any individual or organization in competition with B&W regarding matters or subjects similar or related to those either referred to in Section 1.4 of this

4 Agreement, or dealt with in furnishing its services. Consultant agrees that during the Term it will refrain from performing any act or engaging in any course of conduct which has or may reasonably have the effect of demeaning the name or business reputation of B&W or affects adversely or may reasonably affect adversely B&W’s best interest, economic or otherwise. The Consultant will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual who files a lawsuit for retaliation by B&W for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding only if (1) the individual files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to court order. Furthermore, subject to the trade secret disclosure prohibitions and exceptions listed here, neither this Section 6 nor anything else in this Agreement limits any rights the Consultant may have to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), a state fair employment practices agency, or the U.S. Securities and Exchange Commission (“SEC”), or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; (ii) or other administrative proceeding; (ii) give legislative testimony at the state legislature’s request, or testify in court pursuant to subpoena or court order; or (iii) communicate with the state attorney general, law enforcement or your attorney. 7. Drawings, Designs and Data - All drawings, designs, specifications, notebooks, tracings, photographs, negatives, reports, findings, recommendations, plans, data and memoranda of every description, and all copies thereof, furnished to the Consultant or developed in the course of or relating to the services rendered hereunder whether provided in printed form or electronic media of any kind shall be the property of B&W and the Consultant shall not retain copies in any form whether electronically or otherwise of any such matter or material. 8. Law - The Consultant will comply with all applicable laws (“Laws”) and regulations in the course of its activities on B&W’s behalf and will file periodic reports of its activities including identification of all principals and subagents. This Agreement shall be constructed and governed under the laws of the State of Ohio, U. S. A. 9. Funds - The Consultant is prohibited from refunding any B&W funds to any director, officer, employee, or other agent of B&W or from making any illegal payment from the funds under applicable laws.

5 10. Term - This Agreement once signed by the Consultant and by B&W, will become effective on January 1, 2025 (the “Effective Date”). The term during which the Consultant provides the services to B&W provided for in Section 1.4 (the “Term”) shall commence on the Effective Date and shall remain in effect for one (1) year unless terminated. Either party may terminate the Term upon thirty (30) days’ advance written notice to the other party. The Term will be terminated without further liability or obligation on the part of B&W should the Consultant breach any of the covenants of this Agreement. If the during initial Term, the Term is terminated by B&W for reason other than a breach of this Agreement by the Consultant, the unpaid amount of this Base Fee for the first 12 months would be due in full on the Term termination date. The Term may renew for one (1) year on mutual agreement of both parties. If renewed, the Base Fee (defined in Exhibit B) will remain the same during the renewal term. 11. Compliance with Law and Ethics. 11.1 Consultant shall comply and shall ensure that its employees, agents and representatives (“Consultant Parties”) comply with all Laws. 11.2 The technical data, drawings, information, specifications or materials furnished to or developed by Consultant in the performance of the Order (collectively, “Regulated Information”) may be subject to U.S. export control Laws, including the Export Administration Regulations and the International Traffic in Arms Regulations. Consultant may not, and may not permit any third parties to, directly or indirectly, export, reexport, or release any Regulated Information to any jurisdiction or country to which, or any party to whom, the export, reexport, or release of any Regulated Information is prohibited by applicable Laws. Consultant is responsible for any breach of this Section 11.2 by Consultant Parties and their respective successors and permitted assigns, parents, affiliates, employees, officers, directors or agents. Consultant shall provide prior written notice of the need to comply with such Laws to any person, firm, or entity which it has reason to believe is obtaining any such Regulated Information from Consultant with the intent to export or reexport. 11.3 Unless this Agreement is exempt from Executive Order 11246, under the rules and regulations of the Secretary of Labor (41 C.F.R. § 60), Consultant agrees that during the performance of this Agreement, it will fully comply with the provisions of the equal opportunity clause as set forth in Section 202 of Executive Order 11246 and 41 C.F.R. § 60-1.4(a)(1-7), which provisions are hereby incorporated by reference and made a part of this Agreement. During the performance of this Agreement, Consultant also agrees that it will fully comply with the applicable equal opportunity provisions of the Rehabilitation Act of 1973, as amended, and applicable regulations, 41 C.F.R. § 60-741, et seq., and the Vietnam Era Veterans

6 Readjustment Act of 1974, as amended, and applicable regulations, 41 C.F.R. § 60-2.50, et seq., which are hereby incorporated by reference and made a part of this Agreement. Consultant certifies that it does not and will not maintain or provide for its employees any facilities that are segregated by race, color, religion or national origin, or permit its employees to perform any services at any location, under its control, where segregated facilities are maintained, and Consultant will obtain a similar certification for all non-exempt Subcontractors, as required by 41 C.F.R. § 60-1.8. Consultant and its Subcontractors shall abide by the requirements of 41 CFR 60-300.5(a) prohibiting discrimination against qualified protected veterans and requiring affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans. Consultant and its Subcontractors shall abide by the requirements of 41 CFR 60-741.5(a) prohibiting discrimination against qualified individuals on the basis of disability and requiring affirmative action by covered prime Consultants and Subcontractors to employ and advance in employment qualified individuals with disabilities. Consultant further agrees that to the extent applicable, including the purposes of promoting small and small disadvantaged businesses, Consultant will fully comply with the requirements of the Small Business Act, 15 U.S.C. Section 631, et seq., and the Office of Procurement Policy Act, 41 U.S.C. Section 423, et seq., as implemented in the Federal Acquisition Regulations found at 48 C.F.R. Part 1, et seq., all of which are hereby incorporated by reference and made part of this Agreement. Consultant shall provide B&W with information, as requested by B&W, to support any reporting that B&W must make pursuant to legal requirements, including information that B&W needs or otherwise requests in order to comply with reporting requirements of 48 C.F.R. 53.219 concerning small, small disadvantaged, and women-owned small businesses. Notwithstanding the foregoing, Consultant shall comply with the applicable regulations identified in 48 CFR 52.244-6, all of which are incorporated herein by reference. Consultant shall ensure that any Subcontractors do the same. In addition, Consultant shall, if applicable, comply with the Fair Labor Standards Act of 1938 (particularly Sections 6, 7 and 12 thereof), as amended; the Social Security Act, as amended; and federal and state unemployment tax Laws. 11.4 Consultant shall comply with all applicable privacy and data protection Laws (“Data Protection Legislation”). If requested by B&W in order to comply with applicable Data Protection Legislation, Consultant shall enter into a data processing agreement in a form approved by B&W that meets the requirements of the applicable Data Protection Legislation. Without limiting the generality of the foregoing, if Consultant will be processing any personal data that is subject to the General Data Protection Regulation ((EU) 2016/679) (“GDPR”) in connection with the Work, then Consultant shall enter into a data processing agreement in a form approved by B&W that meets the requirements of the GDPR. 11.5 Consultant acknowledges, and agrees to comply with, B&W’s commitment that all business activities be conducted ethically, with integrity, and in full compliance with both the letter and the spirit of the Laws and regulations applicable to those activities. This commitment applies without limitation to the award of contracts/subcontracts on an impartial/competitive basis, personal business

7 conduct, internal control systems, the giving/receiving of gifts, and correct documentation and registration of financial accounts. No employee of B&W is authorized to ask Consultant to operate on B&W’s behalf in an illegal manner or in contrast with B&W’s business-conduct policies. Should Consultant ever receive, directly or indirectly from any B&W representative, a request that Consultant believes is contrary to the provisions of this Section 11, Consultant shall immediately notify B&W’s general counsel. 11.6 Consultant acknowledges receipt of a copy of The Babcock & Wilcox Company Code of Business Conduct (also available online at http://ethics.babcock.com/cobclanding.asp) and The Babcock & Wilcox Company Supplier Code of Conduct (also available online at http://www.babcock.com/en/about/- /media/95a538b756aa4c17be46f70fd3cd75b4.ashx) (the “Codes”), and Consultant acknowledges that it has reviewed and understands the Codes and will comply with same in all respects throughout the term of the Order. Upon request, Consultant shall certify acknowledgement of receipt, review, understanding, and compliance with these Codes. In the event that B&W reasonably believes that Consultant has violated the standards and requirements set forth in either of the Codes, B&W may terminate this Order with no further liability of any nature whatsoever to Consultant hereunder. 11.7 Without limiting the generality of the foregoing or the effect of any other provision of the Order, and to the extent Consultant performs any of Work or obtains any of the Goods required under the Order in or from a foreign country: (a) Consultant represents and warrants that it is familiar with the Foreign Corrupt Practices Act, as amended, (the “FCPA”). Consultant further represents that, in particular, it is familiar with the prohibitions of the FCPA against paying or giving anything of value, either directly or indirectly, to foreign officials, candidates or political parties for the purpose of securing any improper advantage for a company, including assisting a company in obtaining or retaining business; and (b) Consultant may not make any offer, payment, promise to pay, gift, or promise to give monies or anything of value; nor authorize any such offer, payment, promise to pay, gift, or promise to give by anyone acting for or on behalf of Consultant or B&W; to any government official, any political party or official thereof, any candidate for political office, any official of a public international organization, or any other person that is contrary to the provisions of the FCPA, as amended. 11.8 Consultant acknowledges that the representations and warranties provided in this clause are material to B&W’s award of the Order to Consultant. B&W may terminate the Order at any time, without any liability or obligations to Consultant, if B&W believes, in good faith, that Consultant has violated any provisions of this Section 11. Any action by Consultant which would or might constitute a violation of this Section 11, or a request for such action from or by a representative of Consultant, will result in immediate termination of the Order without further liability or obligation of B&W.

8 12. Insurance Requirements - The Consultant shall maintain during the Term, at its own expense, insurance with limits of liability in a form and issued by insurers satisfactory to B&W. 13. Injury to Persons and Damage to Property - Consultant shall, at Consultant’s expense, release, defend, indemnify and hold harmless B&W and its parent companies, subsidiaries, affiliates, successors and assigns and their respective directors, officers, shareholders and employees (collectively, “Indemnitees”) from and against any and all loss, injury, death, damage, liability, claim, deficiency, action, judgment, interest, award, penalty, fine, cost or expense, including reasonable attorney and professional fees and costs, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (collectively, “Losses”) arising out of or related to Consultant’s acts or omissions, violation of Laws or failure to pay taxes; Liens threatened or filed on account of the services; or Consultant’s breach of this Agreement. Consultant may not enter into any settlement without B&W’s or Indemnitee’s prior written consent. WITH RESPECT TO CLAIMS AGAINST B&W PARTIES BY CONSULTANT’S EMPLOYEES, CONSULTANT AGREES TO EXPRESSLY WAIVE ITS IMMUNITY AS A COMPLYING EMPLOYER UNDER APPLICABLE WORKERS’ COMPENSATION LAWS, BUT ONLY TO THE EXTENT THAT SUCH IMMUNITY WOULD BAR OR AFFECT RECOVERY UNDER OR ENFORCEMENT OF THIS INDEMNIFICATION OBLIGATION. With respect to the State of Ohio, this waiver applies to Section 35, Article II of the Ohio Constitution and Ohio Rev. Code Section 4123.74. 14. Disclaimer of Damages - In no event shall B&W be liable to Consultant for special, indirect, incidental, punitive, or consequential damages whether arising from tort (including strict liability), breach of contract or other theory of law or equity. 15. Warranty - Consultant warrants to B&W that all services and work product performed hereunder will be of good quality and workmanship, free from faults and defects in conformance with the requirements of this Agreement and be completed and performed in accordance with generally accepted, industry standards and practices. Consultant provides B&W from the date of completion of the work performed hereunder, a one (1) year warranty on all warranted defects, under which warranty Consultant shall remedy at its own expense, any such defect. Consultant further warrants that any work product produced, delivered or provided by Consultant to B&W: (i) is and/or will be the original work of Consultant alone and is and/or will be developed pursuant to this Agreement; and (ii) does and/or will not, in whole or in part, infringe any patent, copyright, trade secret, or other proprietary right of any third party. 16. Site Activities - Consultant, its employees, representative, suppliers and visitors shall be subject to the rules and regulations set by B&W and/or the owner of the facility where the services are to be performed for the safe, orderly and efficient conduct of all operations at the jobsite, including but not limited to starting and

9 quitting time, smoking regulations, check-in and check-out procedures, jobsite safety regulations and daily cleanup. Consultant shall employ only competent and skilled personnel to perform the work and shall, if requested to do so by B&W, remove from the jobsite any personnel of Consultant whom B&W determines to be incompetent, dishonest, uncooperative or working in an unsafe manner. In the event any Consultant employee is denied access to or removed from the jobsite, Consultant shall promptly replace such individual with another who is fully competent and skilled to perform the work and any costs associated with such replacement shall be the sole responsibility of Consultant. 17. Miscellaneous Matters 17.1 Failure on the part of either party (the “first party”) to insist on strict compliance by the other with any provisions of this Agreement shall not constitute a waiver of the other party’s obligations in respect thereof, or of the first party’s right hereunder to require strict compliance therein in the future. 17.2 This Agreement sets forth the entire understanding of the parties as to the matters included herein, and can be amended or extended only by written agreement signed by both parties. 17.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but this provision shall not be construed as allowing Consultant to convey or assign its rights or obligations hereunder without the prior written consent of B&W. 17.4 The obligations set forth in this Agreement are severable and divisible, and any clause or portion not enforceable thereof shall not cause the remainder of such clause or of the other obligations contained herein from being enforceable. 17.5 Consultant affirms and recognizes that this Agreement has been executed in good faith and that its obligations are compatible with the compensation as set forth in Section 3 hereof. 17.6 This Agreement may be executed in counterparts (including electronically transmitted counterparts), each of which is deemed an original and which together constitute one and the same instrument [Signature page follows.]

10 IN WITNESS WHEREOF, this Agreement has been executed as of the date last signed below. Babcock & Wilcox Enterprises, Inc. By: Name: (print or type) Title: Date Signed: By: Louis Salamone Jr. Date Signed: Kenneth M. Young Chairman and CEO 11/26/2024 11/27/2024 Louis Salamone Jr.

11 Exhibit A Description of Services Consultant shall be primarily responsible for providing: • Transition support of CFO role through the filing of the 2024 10K • Participation, perspective and input on additional projects as directed

12 Exhibit B Compensation Compensation for Consultant shall consist of the following: Compensation Type Compensation Amount/Method Base Fee $29,166.66/ month Bonus • $525,000.00 signing bonus, payable within 15 days of the Effective Date • $525,000.00 additional bonus, payable in monthly installments throughout the first year of the Term or until the full amount has been paid. If the Term is terminated by the B&W for reason other than a breach of this Agreement by the Consultant, the unpaid amount of this bonus would be due in full on the Term termination date.

C-1 Exhibit C Release Agreement 1. The employee named below (“Employee”) acknowledges that Employee’s employment with Babcock & Wilcox Enterprises, Inc. (the “Company”) and its affiliates ceased on December 31, 2024 (the “Termination Date”). (Employee and the Company, each a “Party” and, together, the “Parties”.) 2. Except as specified in the Consulting Agreement by and between Employee and the Company dated on or about [November __], 2024 (the “Consulting Agreement”), Employee represents and affirms that Employee has been paid and/or received from Company all leave (paid or unpaid), compensation, wages (including a timely final paycheck and any overtime), bonuses, commissions, incentive pay, and/or benefits to which Employee may be entitled, and that no other leave (paid or unpaid), compensation, wages (including overtime), bonuses, commissions, incentive pay, and/or benefits are due to Employee. Further, Employee’s entitlement to Company- paid employee benefits under all Company programs, including, but not limited to, life insurance, retirement benefits, and disability benefits ceased as of the Termination Date. This is not meant to and does not affect any accrued, vested retirement benefits or Employee’s ability to exercise Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985. 3. Employee agrees on behalf of Employee and Employee’s heirs, executors, administrators, successors, and assigns, that Employee shall, and hereby does, waive, release, and discharge Company, its past, present, and future parent and subsidiary corporations, divisions, affiliates, partners, joint ventures, stockholders, predecessors, successors, assigns, officers, directors, attorneys, agents, representatives, employees, former employees, Company’s employee benefit plans (and any administrators, insurers, or fiduciaries thereof), and any other person, firm, or corporation with whom any of them are now or may hereafter be affiliated (collectively, the “Released Parties”) from any and all claims, debts, promises, agreements, demands, causes of action, attorneys’ fees, losses, and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to Employee’s signing of this Release Agreement (this “Agreement”), or arising out of or in connection with Employee’s employment by and/or termination of employment from Company. This total release includes, but is not limited to, all claims arising directly or indirectly from Employee’s employment with and/or termination from Company, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity, violation of any state or local administrative, statutory, or codified law or regulation dealing with fair employment practices, any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Rehabilitation Act of 1974, the Family and Medical Leave Act (FMLA), the Americans With Disabilities Act of 1990 (ADA), the ADA Amendments Act of 2008, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any and all other federal, state, and local statutes, ordinances, executive orders, and regulations and any common law claims lying in contract, tort, or equity. It is expressly agreed that this Agreement shall operate as a clear and

C-2 unequivocal waiver by Employee of any claim for benefits or consideration other than that which is set forth in the Consulting Agreement. Company and Employee agree that Employee has waived all claims against Company except those claims that as a matter of law are not waivable by an employee against his or her employer. This Agreement does not include, and Employee does not waive, any rights or claims: (a) that may arise after Employee signs this Agreement; (b) for alleged workplace injuries or occupational disease that arise under any state’s workers’ compensation laws; (c) for benefits in which Employee has a vested right under any pension plans; (d) that cannot be released by law; (e) to enforce this Agreement or the Consulting Agreement; or (f) to participate in any proceedings before an administrative agency responsible for enforcing labor and/or employment laws, such as the Equal Employment Opportunity Commission. Employee agrees, however, to waive and release, to the maximum extent permitted by law, any right to receive any monetary award from such administrative agency proceedings. For clarity, and as required by law, such waiver does not prevent Employee from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Nothing in this Agreement shall be construed to limit Employee’s right to respond accurately and fully to any question, inquiry or request for information when required by legal process or from initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority, regarding Company, Employee’s employment, or this Agreement. Employee is not required to contact Company regarding the subject matter of any such communications before engaging in such communications. Employee acknowledges and agrees that Employee has no known work-related injuries or occupational diseases while employed by Company that were not reported during Employee’s employment, and that Employee has been provided and/or has not been denied any leave requested under the FMLA and has not been subjected to retaliation for taking any such leave. Employee agrees and acknowledges that Employee was properly classified pursuant to the Fair Labor Standards Act and, even if that was not the case, the payments reflected herein fully compensate Employee for any unpaid wages, compensation, and/or overtime Employee would have been entitled to for the full limitations period if any exemption(s) did not apply to Employee, which Company does not concede. Except as set forth in this Agreement, Employee understands, acknowledges, and voluntarily agrees that this Agreement is a total and complete release by Employee of any and all claims which Employee has against Company as of the date this Agreement is signed by Employee, both known or unknown, even though there may be facts or consequences of facts which are unknown to Employee. 4. Employee understands and agrees that by signing this Agreement, Employee is knowingly and voluntarily agreeing to waive and release any and all claims under the Age Discrimination in Employment Act (ADEA) Employee has had or may have against Company as of the date of signing of this Agreement by Employee. In accordance with the Older Workers Benefit Protection Act (OWBPA), Employee is advised of the following:

C-3 (a) Consultation with Counsel. Employee is hereby advised that this Agreement constitutes written notice from Company that Employee should consult with an attorney before signing this Agreement. Employee acknowledges that Employee has had an opportunity to, and did, fully discuss all aspects of this Agreement with an attorney to the extent Employee desired to do so. Employee agrees that Employee has carefully read and fully understands all of the provisions of this Agreement, and that Employee is voluntarily entering into this Agreement. (b) Review Period. Employee is hereby advised that Employee may take up to twenty-one (21) calendar days, beginning on the Termination Date (which is later than the day the Employee receives the Agreement), to review and consider this Agreement before signing. In the event this Agreement is signed prior to the expiration of the twenty-one (21) day review period, Employee acknowledges that Employee voluntarily and knowingly agrees to waive Employee’s entitlement to take twenty-one (21) days to consider this Agreement. Employee is further advised that if Employee fails to sign this Agreement within the twenty-one (21) day review period, then this Agreement and the Consulting Agreement shall become null and void. (c) Revocation Period. Employee is hereby advised that Employee may revoke this Agreement within seven (7) calendar days after the date Employee signs this Agreement (the “Revocation Period”). Employee agrees that if Employee wishes to revoke this Agreement, Employee must notify Company in writing by sending Employee’s revocation to HR Department, 1200 East Market Street, Suite 650, Akron, OH 44305, or to askhr@babcock.com, on or before the day the Revocation Period expires. If Employee does no revoke this Agreement, the Consulting Agreement shall also be null and void. Provided Employee does not so revoke this Agreement, the effective date of this Agreement will be the eighth day after Employee signs this Agreement. 5. In response to requests for employment verification from prospective employers, the Company will provide a neutral employment reference for Employee, to include confirming dates of employment and job title. 6. Employee and Company hereby represent and warrant that this Agreement is not in any respect an admission or statement of liability or wrongdoing by either Employee or Company. 7. Employee hereby represents and warrants that as of the Termination Date, Employee has returned to Company and has not retained copies of all Company property, documents, and information in Employee’s possession including, but not limited to, Company files, notes, records, models, electronically stored and/or computer recorded information, data, including but not limited to any confidential and/or proprietary data and/or information about Company’s operations, business model, financial and accounting information, as well as any tangible property, such as credit cards, entry cards, pagers, identification badges, laptop computers, iPads, tablets, cellular phones, and keys, and any other documents, information, or Company property Employee has or had in Employee’s possession, custody, or control.

C-4 8. Employee understands and agrees that (subject to the following paragraph) to the extent Employee has obligations under any Company policy, agreement, and/or and procedure regarding confidential or proprietary business, trade secret, or intellectual property, that those obligations survive and continue indefinitely after Employee’s termination of employment. Accordingly, consistent with Company’s policies and procedures and except as provided in the next paragraph, Employee agrees not to take and to return, and to keep and maintain as confidential, and not to use or disclose to others, any confidential or proprietary business, trade secret, or intellectual property, including but not limited to any such information as it pertains to Company, its finances, business operations, strategy and marketing, and Company’s business partners, customers, clients, and vendors that Employee acquired, had access to, or was privy to during Employee’s employment with Company. Employee acknowledges and agrees that any remedies at law available to Company for any breach of Employee’s obligations under this Paragraph would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding, without the necessity of proof of actual damages. The rights and remedies of Company pursuant to this Paragraph are cumulative, in addition to, and shall not be deemed to exclude any other right or remedy which Company may have pursuant to this Agreement or otherwise, at law or in equity. Employee will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual who files a lawsuit for retaliation by the Company for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding only if (1) the individual files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to court order. Furthermore, subject to the trade secret disclosure prohibitions and exceptions listed here, neither this Paragraph 8 nor anything else in this Agreement limits any rights Employee may have to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), a state fair employment practices agency, or the U.S. Securities and Exchange Commission (“SEC”), or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; (ii) or other administrative proceeding; (ii) give legislative testimony at the state legislature’s request, or testify in court pursuant to subpoena or court order; or (iii) communicate with the state attorney general, law enforcement or your attorney. 9. Employee affirms, covenants, and warrants that Employee is not a Medicare beneficiary and is not receiving, has not received in the past, will not have received at the time of payment under the Consulting Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. If any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences (i.e., the remaining sentences of this Paragraph) apply. Employee affirms, covenants, and warrants Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Released Parties under which the Released

C-5 Parties could be liable for medical expenses incurred by Employee before or after the signing of this Agreement. Employee knows of no medical expenses that Medicare has paid and for which the Released Parties are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and Employee further agrees to waive any and all future private causes of action for damages under 42 U.S.C. §§ 1395y(b)(3)(A), et seq. Company and Employee acknowledge and understand that any present or future action or decision by the Centers for Medicare & Medicaid Services or Medicare on this Agreement, or Employee’s eligibility or entitlement to Medicare or Medicare payments, will not render this release void or ineffective, or in any way affect the finality of this Agreement. 10. This Agreement and the Consulting Agreement, together, embody the entire agreement of the Parties and supersede any and all other agreements, understandings, negotiations, or discussions, either oral or written, express or implied, between the Parties; provided, however, that the terms of any non-disclosure, non-competition or non-solicitation agreement entered into by Employee and Company prior to or during Employee’s employment shall survive the termination of Employee’s employment and remain in full force and effect. The Parties acknowledge that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement or in the Consulting Agreement; that they have not signed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact, or circumstances not expressly set forth in this Agreement or in the Consulting Agreement; and that no representation, inducement, promise, agreement, or warranty not contained in this Agreement or in the Consulting Agreement including, but not limited to, any purported settlements, modifications, waivers, or terminations of this Agreement, shall be valid or binding, unless signed in writing by the Parties to this Agreement. This Agreement may be amended, and any provision herein waived, but only in writing, signed by the Party against whom such an amendment or waiver is sought to be enforced. 11. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors, and assigns of each Party, and inure to the benefit of each Party, their agents, directors, officers, employees, servants, successors, and assigns. 12. This Agreement shall not be construed in favor of one Party or against the other. 13. This Agreement shall be deemed to consist of a series of separate covenants. If any separate covenant, word, clause, phrase, sentence, paragraph, or provision of this Agreement be declared void or is found unenforceable, it may be modified by a court to make it enforceable and/or severed from this Agreement with the remainder of the Agreement remaining in full force and effect. 14. The failure to insist upon compliance with any term, covenant, or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one

C-6 time or more times be deemed a waiver or relinquishment of any right or power at any other time or times. 15. The Parties agree that in the event a Party breaches any provision of this Agreement, the breaching Party shall pay all costs and reasonable attorneys’ fees incurred in conjunction with the enforcement of this Agreement to the extent permitted by law. 16. This Agreement shall be interpreted under the laws of the State of Ohio, both as to interpretation, performance, and enforcement, without regard to choice of law provisions that would cause the application of the law of another jurisdiction, except to the extent such laws are preempted by federal law. The sole and exclusive venue for disputes involving this Agreement shall be the court, state or federal, having jurisdiction over Summit County, Ohio. 17. This Agreement is signed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto. 18. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 19. The headings appearing in this Agreement are for convenience only and are not to be considered in interpreting this Agreement. The Parties agree that they have read this Agreement, understand and agree to its terms, and have knowingly and voluntarily signed it on the dates written below. Dated this ____day of January, 2025. EMPLOYEE ___________________________________ Louis Salamone Jr. Dated this ____ day of January, 2025. Babcock & Wilcox Enterprises, Inc. By: ________________________________ Its: ________________________________